Exhibit 99.6

TiVo Inc.

2160 Gold Street San Jose, CA 95002

VOTE BY INTERNET – [•] or scan the QR Barcode above

Use the Internet to transmit your voting instructions up until 11:59 P.M. (Eastern Time in the U.S.) on the day immediately preceding the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE – [•]

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. (Eastern Time in the U.S.) on the day immediately preceding the meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to [•].

SHAREHOLDER MEETING REGISTRATION:

To vote and/or attend the meeting, go to “shareholder meeting registration” link at [•]. KEEP THIS PORTION FOR YOUR RECORDS

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

TIVO INC.

The Board of Directors recommends you vote FOR the following: For Against Abstain

1. To adopt the Agreement and Plan of Merger, dated as of April 28, 2016, as it ? ? ?

may be amended from time to time (the “merger agreement”), by and among

Rovi Corporation, TiVo Inc., Titan Technologies Corporation, Nova

Acquisition Sub, Inc., and Titan Acquisition Sub, Inc. (referred to as the “TiVo merger proposal”).

2. To approve the adjournment of the special meeting, if necessary or ? ? ?

appropriate, to solicit additional proxies if there are not sufficient votes to approve the TiVo merger proposal.

3. To approve, by non-binding advisory vote, certain compensation ? ? ?

arrangements for TiVo’s named executive officers in connection with the mergers contemplated by the merger agreement.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

FORM OF TIVO INC. PROXY CARD – PRELIMINARY

www.proxyvote.com

1-800-690-6903

Vote processing, c/o Broadridge,

51 Mercedes Way, Edgewood, NY 11717

/Title

Solicited on Behalf of the Board of Directors of TIVO INC.

FOR THE

SPECIAL MEETING OF STOCKHOLDERS [•], 2016 9:30 A.M. PACIFIC TIME

The undersigned, revoking all other proxies heretofore given, hereby acknowledges receipt of the joint proxy statement/prospectus and hereby appoints Naveen Chopra and Matthew Zinn, or either of them, as proxies, each with the power to appoint his/her substitute, and hereby authorizes each of them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of TiVo Inc. which the undersigned is entitled to vote at the Special Meeting of Stockholders of TiVo Inc., to be held on [•], 2016 at 9:30 a.m., Pacific time, at 2160 Gold Street, San Jose, California 95002, and any adjournments or postponements thereof. You may vote at the Special Meeting if you were a stockholder of record at the close of business on [•], 2016.

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations. If other matters are properly brought before the Special Meeting, including an adjournment of the Special Meeting for any reason other than the ones specified in the adjournment proposal on the reverse side of this ballot, the proxies are hereby authorized to represent and to vote or act on those matters according to their best judgment.

To be Signed and Completed on Reverse Side

[Important Notice Regarding the Availability of Proxy Materials for the Special Meeting: The Notice and Proxy Statement is available at www.proxyvote.com]

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting of Stockholders To Be Held on[[•], 2016. The Notice and Proxy Statement is available on the Internet at: http://www.tivo.com/[•].